Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
NOVATED CONSULTING SERVICES AGREEMENT

This Novated Consulting Services Agreement (“Agreement”) is made between (i) Compass PTC LLC, Trustee of the Munera Family ESBT, a Wyoming Statutory Trust (“Transferor”) (ii) DMC Global Inc. (the “Company”) and (iii) and Synergex Arcadia Holdings LLC, a Wyoming limited liability company (“Transferee”) effective as of December 31, 2023. Transferor, Company, and the Transferee are referred to collectively as the “Parties” and individually as a “Party.”
WHEREAS, the Company and the Transferor previously entered into that certain Consulting Services Agreement dated December 23, 2021 (the “Original Agreement”) whereby Company retained the services of Transferor as an independent contractor, and Transferor performed certain consulting and related services for the Company as an independent contractor; and

WHEREAS, pursuant to the filing of a Certificate of Statutory Trust, the Transferor became a Wyoming Statutory Trust and amended and restated its Declaration of Trust in its entirety as of December 29, 2023;
WHEREAS, pursuant to a Plan of Merger and Reorganization dated [November 8, 2023] (the “Plan”), by operation of law, Transferor subsequently merged with and into Transferee, with Transferee surviving the merger; and

WHEREAS, the Parties desire to restate the Original Agreement in its entirety to provide clarity as to the arrangement between the Parties, namely, the rights and obligations of the Company and the Transferee, the surviving entity;
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties hereby agree as follows:

1.Description of Services. Transferee agrees to provide services as may be requested by the Company from time to time, and as may be more fully described in Exhibit A of the Original Agreement (the “Services”).
2.Independent Contractor Status. Transferee and the Company understand and intend that Transferee shall perform the Services under this Agreement as an independent contractor and not as an employee of the Company or any of its subsidiaries. Transferee is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or any of its subsidiaries or to bind the Company or any of its subsidiaries in any manner.
3.Term and Termination. This Agreement shall be effective as of the Effective Date and shall continue until December 31, 2024 (the “Initial Term”). Upon the end of the Initial Term, and on each anniversary thereof, the term of this Agreement shall automatically be extended for one additional year from such date unless notice to the contrary is given by either party at least thirty (30), but no more than sixty (60), calendar days prior to the end of such term.

4.Compensation.
(a)Fees. In consideration of Transferee providing the Services and performing the obligations hereunder, the Company shall pay Transferee as specified in Exhibit A.
(b)Payment. Payment of the fees shall be made by the Company to Transferee annually on each anniversary of the date of this Agreement. The Company may offset amounts due to the Company by Transferee, with notice to Transferee.
(c)Taxes. No income tax or payroll tax of any kind shall be withheld or paid by the Company on behalf of Transferee for any payment under this Agreement, except as may be required by law for payments to independent contractors. Transferee shall be responsible for all taxes and similar payments arising out of any activities contemplated by this Agreement, including without limitation, federal, state, and local income tax, social security tax (FICA), self employment taxes, unemployment insurance taxes, and all other taxes, fees, and withholdings.
(d)Benefits. Transferee is not an employee of the Company and, therefore, shall not be entitled to any benefits, coverages, or privileges, including, without limitation, social security, unemployment compensation insurance, workers’ compensation insurance, medical benefits, or pension payments.
5.Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other Party at the following addresses:

The Company:	Transferee:

Attn: Michelle Shepston	Attn: Gerard Munera
DMC Global Inc.	Synergex Arcadia Holdings LLC
11800 Ridge Parkway, Suite 300	[•]
Broomfield, CO 80021	[•]
Email: mshepston@dmcglobal.com	Email: groupsynergex@gmail.com

6.Assignment; Subcontracting. Transferee shall not assign this Agreement or any of its rights hereunder, or delegate or subcontract any of its obligations hereunder, without the prior written consent of the Company. The Company may transfer or assign this Agreement and its rights hereunder without the consent of Transferee.

7.Entire Agreement. This Agreement, including the attached Exhibit A, contains the entire agreement between the Parties with respect to the matters contemplated herein. This Agreement supersedes and replaces any previous agreements, statements, and representations by or between the Parties. No promises or representations have been made by the Company or Transferee other than those contained in this Agreement concerning the subject matter contained herein.
8.Waiver and Modification. No waiver or modification of this Agreement or any covenant, condition, or limitation herein contained, shall be valid unless in writing and duly executed by Transferee and the Company. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
9.Venue and Applicable Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Colorado, without regard to its conflicts of law provisions. Venue and jurisdiction will be in the Colorado state or federal courts.
10.Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such holding shall not affect any other provision hereof. In the event any provision is held illegal, invalid, or unenforceable, such provision shall be limited so as to give effect to the intent of the Parties to the fullest extent permitted by applicable law.
11.Survivorship. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their executors, administrators, heirs, personal representatives, successors, and assigns.
12.Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and electronic signatures shall be treated as originals.
13.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
14.Attorneys’ Fees and Costs. In the event of a breach of this Agreement by Transferee, the Company shall be entitled to recover from Transferee the Company’s reasonable attorneys’ fees and costs incurred in enforcing the terms of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates below, effective as of the date first written above.

DMC GLOBAL INC.

By: /s/ Michelle Shepston
Name: Michelle Shepston
Title: Executive Vice President and Chief Legal Officer

SYNERGEX ARCADIA HOLDINGS LLC

By: /s/ Gerard Munera
Name: Gerard Munera
Title: One of Its Managers

EXHIBIT A
Description of Services:
Transferee shall provide advice and input regarding business and product strategy, as requested by the Company from time to time.

Fixed or contract rate of pay:

•The Company shall pay Transferee an annual fee of $840,375.
•Transferee and the Company agree that this amount shall be reviewed annually and any agreed adjustments reflected on Exhibit A

Other:

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